  As filed with the Securities and Exchange Commission on September 14, 1999
                                                     Registration No. 333-85603
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                --------------

                        POST-EFFECTIVE AMENDMENT NO. 1
                                      To
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                                --------------

                          ASARCO CYPRUS INCORPORATED
            (Exact Name of Registrant as Specified in its Charter)

                                --------------

        Delaware                     3330                    13-4070384
     (State or Other           (Primary Standard          (I.R.S. Employer
      Jurisdiction                Industrial           Identification Number)
   of Incorporation or        Classification Code
      Organization)                 Number)

                                180 Maiden Lane
                           New York, New York 10038
                                (212) 510-2000
         (Address, Including Zip Code, and Telephone Number, Including
            Area Code, of Registrant's Principal Executive Offices)

                                --------------

                             Francis R. McAllister
                                Milton H. Ward
                          Co-Chief Executive Officers
                          Asarco Cyprus Incorporated
                                180 Maiden Lane
                           New York, New York 10038
                                (212) 510-2000
           (Name, Address, Including Zip Code, and Telephone Number,
                  Including Area Code, of Agent For Service)

                                --------------

                                  Copies to:

    J. Michael
   Schell, Esq.        Augustus B.    Philip C. Wolf, Esq.  Elliott V. Stein,
   Margaret L.      Kinsolving, Esq.  Cyprus Amax Minerals        Esq.
   Wolff, Esq.           ASARCO              Company        Wachtell, Lipton,
  Skadden, Arps,      Incorporated      9100 East Mineral     Rosen & Katz
      Slate,         180 Maiden Lane         Circle        51 West 52nd Street
  Meagher & Flom   New York, New York  Englewood, Colorado New York, New York
       LLP                10038               80112               10019
 919 Third Avenue    (212) 510-2000      (303) 643-5000      (212) 403-1000
  New York, New
    York 10022
  (212) 735-3000
                                --------------
  Approximate date of commencement of proposed sale to the public: As soon as practicable after the effectiveness of this Registration Statement and the satisfaction or waiver of all other conditions to the business combination described in the Agreement and Plan of Merger, dated as of July 15, 1999.
                                --------------
  If the securities being registered on this form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]
  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] .
  If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration statement number of the earlier effective registration statement for the same offering. [X] Reg. No. 333-85603
  The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                EXPLANATORY NOTE

  Asarco Cyprus Incorporated (the "Registrant") hereby amends its Registration Statement on Form S-4 (No. 333-85603), declared effective on August 20, 1999 (the "Registration Statement"), by filing this post-effective amendment No. 1 (this "Amendment"). This Amendment is being filed solely to amend Exhibit 12.1 of the Registration Statement.

                PART II--Information Not Required in Prospectus

Item 20. Indemnification of Directors and Officers.

  The Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of Asarco Cyprus Incorporated require the indemnification of directors and officers to the fullest extent permitted by law.

  Section 145 of the Delaware General Corporation Law authorizes and empowers Asarco Cyprus Incorporated to indemnify the directors, officers, employees and agents of Asarco Cyprus Incorporated against liabilities incurred in connection with and related expenses resulting from any claim, action or suit brought against any such person as a result of his relationship with Asarco Cyprus Incorporated, provided that such persons acted in good faith and in a manner such persons reasonably believed to be in, and not opposed to, the best interests of Asarco Cyprus Incorporated in connection with the acts or events on which such claim, action or suit is based. The finding of either civil or criminal liability on the part of such persons in connection with such acts or events is not necessarily determinative of the question of whether such persons have met the required standard of conduct and are, accordingly, entitled to be indemnified. The foregoing statements are subject to the detailed provisions of
Section 145 of the General Corporation law of the State of Delaware.

  Article 6 of the Amended and Restated Bylaws of the Registrant provides that the Registrant shall indemnify to the fullest extent permitted by law any person who is made, or threatened to be made a party to, or who is otherwise involved in, any action or proceeding by reason of the fact that he or she is or was a director or officer of the Registrant, or by reason of the fact that such director or officer, at the request of the Registrant, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity.

Item 21. Exhibits and Financial Statement Schedules.

  (a) Exhibits.

   * 2.1 Agreement and Plan of Merger, dated as of July 15, 1999, among Asarco
         Cyprus Incorporated, ACO Acquisition Corp., CAM Acquisition Corp.,
         ASARCO Incorporated and Cyprus Amax Minerals, is included as Appendix
         A to the Joint Proxy Statement and Prospectus which is part of this Registration Statement.

   * 3.1 Form of Amended and Restated Certificate of Incorporation of the
         Registrant, is included as Exhibit C to Appendix A to the Joint Proxy
         Statement and Prospectus which is part of this Registration Statement.

   * 3.2 Form of Amended and Restated Bylaws of the Registrant, is included as Exhibit D to Appendix A to the Joint Proxy Statement and Prospectus which is part of this Registration Statement.

   * 4.1 Form of Rights Agreement between Asarco Cyprus Incorporated and The
         Bank of New York, as Rights Agent.

   * 5.1 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to the legality of the shares being issued.

    12.1 Statement Re: Computation of Consolidated Ratio of Earnings to
         Combined Fixed Charges and Preferred Stock Dividends.

   *15.1 Letter from PricewaterhouseCoopers LLP, New York, New York, re:
         unaudited interim financial information.

   *15.2 Letter from PricewaterhouseCoopers LLP, Denver, Colorado, re:
         unaudited interim financial information.

   *21.1 List of Subsidiaries.

   *23.1 Consent of PricewaterhouseCoopers LLP, New York, New York.

   *23.2 Consent of PricewaterhouseCoopers LLP, Denver, Colorado.

   *23.3 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in
         Exhibit 5.1).

   *24.1 Powers of Attorney (included as part of the signature page of this Registration Statement).

   *99.1 Consent of Credit Suisse First Boston Corporation, New York, New York.

   *99.2 Consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated, New
         York.

--------
   *Previously filed.

  (b)Financial Statement Schedules.

None.

  (c)Item 4(b) Information.

   None.

Item 22. Undertakings.

  (a) The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder, through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c) of the Securities Act of 1933, the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

  (c) The undersigned registrant hereby undertakes that every prospectus: (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

  (e) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

  (f) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (g) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on September 13, 1999.

                                          Asarco Cyprus Incorporated

                                            /s/ Milton H. Ward
                                          By: _________________________________
                                            Name: Milton H. Ward
                                            Title:Chairman and Co-Chief
                                            Executive Officer

                                           /s/ Francis R. McAllister
                                          By: _________________________________
                                            Name: Francis R. McAllister
                                            Title:President and Co-Chief
                                            Executive Officer

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following in the capacities indicated and on September 13, 1999.

         /s/ Milton H. Ward               Chairman of the Board and Co-Chief
  ----------------------------------       Executive Officer and Director
                                           (Principal Executive Officer)
           Milton H. Ward

      /s/ Francis R. McAllister           President and Co-Chief Executive
  ----------------------------------       Officer and Director (Principal
                                           Executive Officer)
        Francis R. McAllister

      /s/ Jeffrey G. Clevenger            Executive Vice President and Chief
  ----------------------------------       Operating Officer and Director
        Jeffrey G. Clevenger

         /s/ Kevin R. Morano              Executive Vice President and Chief
  ----------------------------------       Financial Officer and Director
                                           (Principal Financial Officer and
           Kevin R. Morano                 Principal Accounting Officer)


                                 EXHIBIT INDEX

 Exhibit No.                             Description
 -----------                             -----------
    * 2.1    Agreement and Plan of Merger, dated as of July 15, 1999, among
             Asarco Cyprus Incorporated, ACO Acquisition Corp., CAM Acquisition
             Corp., ASARCO Incorporated and Cyprus Amax Minerals, is included as Appendix A to the Joint Proxy Statement and Prospectus which is part of this Registration Statement.

    * 3.1    Form of Amended and Restated Certificate of Incorporation of the
             Registrant, is included as Exhibit C to Appendix A to the Joint
             Proxy Statement and Prospectus which is part of this Registration
             Statement.

    * 3.2 Form of Amended and Restated Bylaws of the Registrant, is included as Exhibit D to Appendix A to the Joint Proxy Statement and
             Prospectus which is part of this Registration Statement.

    * 4.1    Form of Rights Agreement between Asarco Cyprus Incorporated and
             The Bank of New York, as Rights Agent.

    * 5.1 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to the legality of the shares being issued.

     12.1    Statement Re: Computation of Consolidated Ratio of Earnings to
             Combined Fixed Charges and Preferred Stock Dividends.

    *15.1    Letter from PricewaterhouseCoopers LLP, New York, New York, re:
             unaudited interim financial information.

    *15.2    Letter from PricewaterhouseCoopers LLP, Denver, Colorado, re:
             unaudited interim financial information.

    *21.1    List of Subsidiaries.

    *23.1    Consent of PricewaterhouseCoopers LLP, New York, New York.

    *23.2    Consent of PricewaterhouseCoopers LLP, Denver, Colorado.

    *23.3    Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in
             Exhibit 5.1).

    *24.1 Powers of Attorney (included as part of the signature page of this Registration Statement).

    *99.1    Consent of Credit Suisse First Boston Corporation, New York, New
             York.

    *99.2    Consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated, New
             York.

--------
     * Previously filed.

(b) Financial Statement Schedules.

  None.

(c) Item 4(b) Information.

  None.